   As filed with the Securities and Exchange Commission on January 11, 2000

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              __________________

                                   FORM S-8
                            Registration Statement
                       Under The Securities Act Of 1933
                              __________________

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                          74-2849995
(State or other jurisdiction of                 (I.R.S. employer identification)
incorporation or organization)

                      12500 Network Boulevard, Suite 407
                           San Antonio, Texas 78249
         (Address, including zip code, of principal executive offices)

                           _________________________

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                            1998 STOCK OPTION PLAN

                           (Full title of the Plans)
                           ________________________


                          Arthur L. Smith, President
                      12500 Network Boulevard, Suite 407
                           San Antonio, Texas 78249
                                (210) 558-6090
(Name, address and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                          Proposed              Proposed
              Title of               Amount                Maximum              Maximum             Amount of
             Securities               to be              Offering Price        Aggregate          Registration
          to be Registered          Registered/(1)/      Per Share/(2)/       Offering Price          Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value          2,000,000              $0.63             $1,260,000           $350.28
==========================================================================================================================

(1) Issuable upon the exercise of 1,982,300 options previously granted and 17,700 options yet to be granted, respectively, under the 1998 American TeleSource International, Inc. 1998 Stock Option Plan.

(2)  Computed on the basis of the weighted average exercise price.

================================================================================

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until the filing of a post-effective amendment to this Registration Statement on Form S-8:

     (a) Our Annual Reports on Form 10-K for the year ended July 31, 1998 and July 31, 1999;

     (b) Our Quarterly Reports on Form 10-Q for the quarters ended October 31, 1998, January 31, 1999 and April 30, 1999 and October 31, 1999;

     (c) Our Proxy Statements dated November 6, 1998 and October 25, 1999 for our annual meeting of shareholders;

     (d) The description of our common stock included in our Registration Statement on Form S-4 filed on March 6, 1998.

Item 4. Description of Securities.

               Not applicable.

Item 5. Interests of Named Experts and Counsel.

               Not applicable.

Item 6. Indemnification of Directors and Officers.

     As permitted by Section 145 of the Delaware General Corporation Law, ATSI's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, the DGCL and ATSI's Bylaws provide for indemnification of ATSI's directors and officers for certain liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of ATSI, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

   ATSI has purchased insurance with respect to, among other things, the liabilities that may arise under the provisions referred to above. The directors and officers of ATSI are also insured against liabilities, including liabilities arising under the Securities act of 1933, as amended, which might be incurred by them in their capacities as directors and officers of ATSI and against which they are not indemnified by ATSI.

Item 7. Exemption from Registration Claimed.

               Not applicable.

Item 8. Exhibits.

Exhibit No                  Description of Exhibit
----------                  ----------------------

4.1            Form of Common Stock certificate of the Registrant*

4.2            Amended and Restated Certificate of Incorporation of the
               Registrant*

4.3            Bylaws of the Registrant*

4.7            American TeleSource International, Inc. 1998 Stock Option Plan**

5              Opinion regarding legality**

23             Consent of Arthur Andersen LLP**

24             Power of Attorney (included on signature page of this
               Registration Statement).
_____________________________
*    Previously filed.
**   Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

     A. Undertakings Regarding Amendments to this Prospectus and the Registration Statement:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that the undertakings set forth in paragraphs (1)(A)(i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by ATSI pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference.

     ATSI hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of ATSI's Annual Report on Form 10-K pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.  Undertaking in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling person of ATSI pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by ATSI of expenses incurred or paid by a director, officer or controlling person of ATSI in the successful defense of any action , suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on January 11, 2000.

                              AMERICAN TELESOURCE INTERNATIONAL, INC.



                              By:  /s/ H. Douglas Saathoff
                              --------------------------------------
                                       H. Douglas Saathoff
                                       Chief Financial Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Arthur L. Smith and H. Douglas Saathoff, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all further amendments to this Registration Statement (including further post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.


Name                                        Title                                    Date
----                                        -----                                    ----

/s/ Arthur L. Smith          Chairman of the Board of Directors                 January 11, 2000
-------------------
Arthur L. Smith              Chief Executive Officer and Director

/s/ H. Douglas Saathoff      Chief Financial Officer                            January 11, 2000
-----------------------
H. Douglas Saathoff          Senior Vice President, Secretary and
                             Treasurer

/s/ Richard C. Benkendorf    Director                                           January 11, 2000
-------------------------
Richard C. Benkendorf

/s/ Carlos K. Kauachi        Director                                           January 11, 2000
---------------------
Carlos K. Kauachi

/s/Murray R. Nye             Director                                           January 11, 2000
----------------
Murray R. Nye

/s/Tomas Revesz              Director                                           January 11, 2000
---------------
Tomas Revesz

/s/Robert B. Werner          Director                                           January 11, 2000
-------------------
Robert B. Werner

                                   EXHIBITS

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No                   Description of Exhibit
----------                   ----------------------


4.1         Form of Common Stock certificate of the Registrant*

4.2         Amended and Restated Certificate of Incorporation of the Registrant*

4.3         Bylaws of the Registrant*

4.7         American TeleSource International, Inc. 1998 Stock Option Plan**

5           Opinion regarding legality**

23          Consent of Arthur Andersen LLP**

24          Power of Attorney (included on signature page of this
            Registration Statement).
_______________________________
*    Previously filed.
**   Filed herewith.